The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No: 333-277297-01
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 23, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 23, 2024)
$
SIMON PROPERTY GROUP, L.P.
      % Notes Due 2034
We are offering $      aggregate principal amount of      % Notes due 2034 (the “notes”). We will pay interest on the notes on             and             of each year, commencing on            , 2025.
Unless earlier redeemed, the notes will mature on            , 2034. We may redeem the notes prior to maturity, in whole or, from time to time, in part, at the redemption price described in this prospectus supplement under “Description of Notes — Optional Redemption.” If the notes are redeemed on or after            , 2034, the redemption price will not include the Make-Whole Amount (defined herein).
The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.
You should read carefully this prospectus supplement and the accompanying prospectus and the other information incorporated herein and therein by reference before you decide to invest in any notes.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 11 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.
	Public Offering Price(1)		Underwriting Discount		Proceeds before Expenses
Per note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from            , 2024 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry only form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about            , 2024.

Joint Book-Running Managers
BNP PARIBAS Citigroup PNC Capital Markets LLC US Bancorp
The date of this prospectus supplement is            , 2024.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us and required to be filed with the Securities and Exchange Commission. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about the notes in two separate documents that offer varying levels of detail:
•
The accompanying prospectus, which provides general information, some of which may not apply to this offering or the terms of the notes; and

•
This prospectus supplement, which provides a summary of this offering and the principal terms of the notes.

Generally, when we refer to “this prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely only on this prospectus supplement.

S-ii

SUMMARY
The following summary contains basic information about this offering and the principal terms of the notes. It does not contain all the information that is important to you. For a more complete understanding of this offering and the principal terms of the notes, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents we refer to, or incorporate by reference, herein and therein. In this prospectus supplement, the “Operating Partnership” and the terms “we”, “us” and “our” refer to Simon Property Group, L.P. and its subsidiaries, unless the context specifies or contemplates otherwise, and “Simon Property” refers specifically to Simon Property Group, Inc.
Simon Property Group, L.P.
Simon Property Group, L.P. owns, develops and manages premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, and The Mills®. Our sole general partner, Simon Property, operates as a self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for United States federal income tax purposes.
Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204.
Our telephone number is (317) 636-1600. For more information, please see the section entitled “Who We Are” in this prospectus supplement.

THE OFFERING
The following is a brief summary of the principal terms of the notes. A more detailed description is contained in this prospectus supplement under the section “Description of Notes,” together with the section “Description of Securities Being Offered” in the accompanying prospectus.
Issuer
Simon Property Group, L.P.
Notes Offered
$       aggregate principal amount of     % Notes due 2034.
Maturity Date
Unless earlier redeemed, the notes will mature on            , 2034.
Optional Redemption
We may redeem some or all of the notes at any time and from time to time at the redemption price described under “Description of Notes — Optional Redemption.” If the notes are redeemed on or after            , 2034, the redemption price will not include the Make-Whole Amount (defined herein).
Interest Payment Dates
       and        of each year, beginning            , 2025.
Ranking
The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. See “Description of Notes” in this prospectus supplement.
Assuming we had completed the offering of the notes on June 30, 2024, the notes would have been effectively subordinated to $5.1 billion of total consolidated mortgage debt outstanding on such date to the extent of the assets securing the same. At such date, our subsidiaries had no unsecured indebtedness, other than €2.0 billion (approximate USD equivalent of $2.143 billion) of notes issued to fund certain of our European operations, and $305.0 million issued under our $5.0 billion senior unsecured revolving credit facility relating to our operations in Puerto Rico, each of which is guaranteed by us and reflected in our consolidated indebtedness.
Use of Proceeds
We expect to receive net proceeds from the sale of the notes, after deducting the underwriting discount and expenses payable by us, of approximately $      . We intend to use the net proceeds of this offering for general corporate purposes, including to repay other unsecured indebtedness.
See “Use of Proceeds” in this prospectus supplement.
Covenants
The indenture contains various covenants applicable to the notes, including covenants with respect to limitations on the incurrence of debt. These covenants are subject to a number of important qualifications and exceptions. See “Description of Notes — Covenants” in this prospectus supplement.
Minimum Denominations
The notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form
Book-entry only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. (“Clearstream”), and Euroclear Bank SA/NV (“Euroclear”).

Risk Factors
See “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.
Governing Law
State of New York.
Trustee
The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS
Your investment in the notes involves certain risks. In consultation with your own financial, tax, accounting and legal advisers, you should carefully consider, among other matters, the risk factors set forth below as well as the risk factors discussed in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to make an investment in the notes. The realization of any of the matters referenced in such risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.
The notes are effectively subordinated to all our existing and future secured debt and the liabilities and any preferred equity of our subsidiaries.
The notes are not secured by any of our assets and therefore are effectively subordinated to all our existing and future secured debt. If we become insolvent or are liquidated, or if payment of any of our secured debt is accelerated, the holders of that secured debt will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such debt to satisfy such debt. In any such case, our remaining assets may be insufficient to repay the notes.
Because we operate a significant portion of our business through subsidiaries, we derive revenues from, and hold assets through, those subsidiaries. In general, these subsidiaries are separate and distinct legal entities. These subsidiaries will have no obligation to pay any amounts due on our debt securities, including the notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Our right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, and any preferred equity holders of that subsidiary, in each case to the extent that we are not recognized as a creditor of such subsidiary. In addition, even where we are recognized as a creditor of a subsidiary, our rights as a creditor with respect to certain amounts are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness.
Assuming we had completed the offering of the notes on June 30, 2024, the notes would have been effectively subordinated to $5.1 billion of total consolidated mortgage debt outstanding on such date to the extent of the assets securing the same. At such date, our subsidiaries had no unsecured indebtedness, other than €2.0 billion (approximate USD equivalent of $2.143 billion) of notes issued to fund certain of our European operations, and $305.0 million issued under our $5.0 billion senior unsecured revolving credit facility relating to our operations in Puerto Rico, each of which is guaranteed by us and reflected in our consolidated indebtedness.
The notes restrict, but do not eliminate, our ability to incur additional debt or take other action that could negatively impact holders of the notes.
Subject to specified limitations in the indenture and as described under “Description of Notes — Covenants — Limitation on Debt” and “Description of Notes — Covenants — Merger, Consolidation or Sale” in this prospectus supplement, the indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would give holders of the notes protection in the event of: a highly leveraged or similar transaction involving us or any of our affiliates; a change of control; or a reorganization, restructuring, merger or similar transaction involving us or any of our affiliates that may adversely affect the holders of the notes. Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its qualification as a REIT, however, may prevent or hinder a change of control.
There is no current public market for the notes.
The notes are a new issue of securities for which there is currently no trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. We cannot guarantee:
•
any trading market for the notes will develop or be maintained;

•
the liquidity of any trading market that may develop for the notes;

•
your ability to sell your notes when desired or at all; or

•
the price at which you would be able to sell your notes.

Liquidity of any trading market for, and future market prices of, the notes will depend on many factors, including:
•
prevailing interest rates;

•
our operating results and cash flows;

•
credit rating or outlook changes; and

•
the market for similar securities.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

WHO WE ARE
We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, and The Mills®. We operate as a majority-owned operating partnership subsidiary of Simon Property, which has elected to be treated as a REIT under the Internal Revenue Code for United States federal income tax purposes.
As of June 30, 2024, we owned or held an interest in 195 income-producing properties in the United States, which consisted of 93 malls, 69 Premium Outlets, 14 Mills, six lifestyle centers, and 13 other retail properties in 37 states and Puerto Rico. We also own an 84% noncontrolling interest in the Taubman Realty Group, LLC, which has an interest in 22 regional, super-regional, and outlet malls in the U.S. and Asia. In addition, we have redevelopment and expansion projects, including the addition of anchors, big box tenants, and restaurants, underway at properties in North America, Europe and Asia. Internationally, as of June 30, 2024, we had ownership in 35 Premium Outlets and Designer Outlet properties primarily located in Asia, Europe, and Canada. As of June 30, 2024, we also owned a 22.4% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 14 countries in Europe. We also have interests in investments in retail operations (J.C. Penney, SPARC Group, and Phoenix Retail LLC), an e-commerce venture (Rue Gilt Groupe), and Jamestown (a global real estate investment and management company).
We were formed on November 18, 1993 as a Delaware limited partnership. Simon Property is our sole general partner. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet address is www.simon.com. The information contained in our website or connected to it is not a part of, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.
If you want to find more information about us and Simon Property, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in the accompanying prospectus.

USE OF PROCEEDS
We expect to receive net proceeds from the sale of the notes, after deducting the underwriting discount and expenses payable by us, of approximately $      . We intend to use the net proceeds of this offering for general corporate purposes, including to repay other unsecured indebtedness.

DESCRIPTION OF NOTES
The notes are a new series of debt securities to be issued under an indenture dated as of November 26, 1996, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as heretofore supplemented, and to be supplemented as of         , 2024 (the “Indenture”). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have summarized selected terms and provisions of the Indenture and the Trust Indenture Act below.
The following summary of specified provisions of the Indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual provisions of the Indenture, including the definitions contained in the Indenture of some of the terms used below, and the notes. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. Copies of the Indenture are available from us upon request.
The notes initially will be limited to an aggregate principal amount of $       . See “— Further Issuances” below.
The notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to the claims of mortgage lenders holding secured indebtedness, as to the specific property securing each lender’s mortgage, and to claims of creditors and future holders of preferred equity, if any, of our subsidiaries to the extent of the assets of those subsidiaries. Assuming we had completed the offering of the notes on June 30, 2024, the notes would have been effectively subordinated to $5.1 billion of total consolidated mortgage debt outstanding on such date to the extent of the assets securing the same. At such date, our subsidiaries had no unsecured indebtedness, other than €2.0 billion (approximate USD equivalent of $2.143 billion) of notes issued to fund certain of our European operations, and $305.0 million issued under our $5.0 billion senior unsecured revolving credit facility relating to our operations in Puerto Rico, each of which is guaranteed by us and reflected in our consolidated indebtedness. Subject to specified limitations in the Indenture and as described below under “— Covenants,” the Indenture permits us and our subsidiaries to incur additional secured and unsecured indebtedness and to issue preferred equity. None of our partners has any obligation to pay any amounts due on the notes.
The entire principal amount of the notes will mature and become payable, together with accrued and unpaid interest, on        , 2034 (the “Maturity Date”), unless the notes are redeemed earlier as described below under “— Optional Redemption.” The notes will not be subject to, or entitled to the benefit of, any sinking fund provisions and will not be convertible into or exchangeable for any of our equity interests. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Except as described below under “— Covenants — Limitation on Debt” and “— Covenants — Merger, Consolidation or Sale,” the Indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would give holders of the notes protection in the event of:
•
a highly leveraged or similar transaction involving us or any of our affiliates;

•
a change of control; or

•
a reorganization, restructuring, merger or similar transaction involving us or any of our affiliates that may adversely affect the holders of the notes.

Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its qualification as a REIT, however, may prevent or hinder a change of control.
Principal and Interest
The notes will bear interest at     % per year, from        , 2024 or from the immediately preceding interest payment date to which interest has been paid. Interest on the notes is payable semi-annually in arrears on        and        , commencing       , 2025 (each, an “Interest Payment Date”). Interest on an

Interest Payment Date will be paid to the persons, or “holders”, in whose names the notes are registered on the security register at the close of business on the regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day (as defined below), immediately preceding the related Interest Payment Date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. The principal of each note payable at maturity or the principal, premium, if any, and interest, if any, payable upon earlier redemption will be paid against presentation and surrender of the note at a corporate trust office of the Trustee, located initially at The Bank of New York Mellon Trust Company, N.A., c/o BNY Mellon Corporate Trust, 500 Ross Street, Suite 625, Pittsburgh, Pennsylvania 15262, in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.
If any Interest Payment Date, the Maturity Date or any earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, the Maturity Date or that date of redemption, as the case may be. For purposes of the notes, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Further Issuances
We may, from time to time, without the consent of or notice to existing note holders, create and issue further notes having the same terms and conditions as the notes in all respects, except for the issue date, issue price and, to the extent applicable, the first payment of interest. Additional notes issued in this manner will be consolidated with, and will form a single series of debt securities with, the previously outstanding notes; provided, however, that if such additional notes will not be fungible with the previously outstanding notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
Optional Redemption
We may redeem the notes at our option at any time, in whole or, from time to time, in part, at a redemption price (the “Redemption Price”) equal to the sum of:
•
the principal amount of the notes being redeemed plus accrued interest on the notes to the redemption date; and

•
the Make-Whole Amount, as defined below, if any, with respect to the notes.

If the notes are redeemed on or after      , 2034 (three months prior to their Maturity Date) (the “Par Call Date”), the Redemption Price will not include the Make-Whole Amount.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date will be payable on such Interest Payment Date to the holders thereof as of the close of business on the relevant record date.
If we have given notice of redemption as provided in the Indenture and have made funds available on the redemption date referred to in the notice for the redemption, the notes called for redemption will cease to bear interest on the redemption date and the holders of those notes from and after the redemption date will be entitled to receive only the payment of the Redemption Price upon surrender of the notes in accordance with the notice.
We will give notice of any optional redemption of the notes to holders of those notes, at their addresses, as shown in the security register for the notes, not more than 60 nor less than 10 days prior to the redemption date. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by the holder to be redeemed.
If we choose to redeem less than all of the notes, we will notify the Trustee at least five Business Days prior to giving notice of redemption, or a shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of notes to be redeemed and their redemption date. The Trustee will select, on a pro rata basis to the extent practicable or by lot or by such other manner it deems fair and appropriate (and in such manner that complies with the requirements of the depositary, if applicable), the notes to be redeemed in part.
As used in this prospectus supplement:
“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of the notes before the Par Call Date, the excess, if any, of:
•
the aggregate present value as of the date of redemption or accelerated payment of each dollar of principal being redeemed or accelerated and the amount of interest, calculated by us, excluding interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of each dollar assuming the notes matured on the Par Call Date (determined by discounting, on a semiannual basis, the principal and interest at the Reinvestment Rate from the respective dates on which the principal and interest would have been payable assuming the notes matured on the Par Call Date), over the aggregate principal amount of the notes being redeemed or accelerated.

“Reinvestment Rate” means the Treasury Rate (defined below), plus      %.
The “Treasury Rate” shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date notice of the redemption or accelerated payment is given, based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the date of redemption or accelerated payment to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the date notice of the redemption or accelerated payment is given H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such notice of the redemption or accelerated payment of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
No Guarantee by Predecessor Operating Partnership
The Indenture indicates that a predecessor operating partnership subsidiary of Simon Property that had the same name as us would guarantee the payment of any securities issued under the Indenture. Effective

December 31, 1997, this predecessor operating partnership was merged into us. As a result, we acquired all of the assets and partnership interests it previously owned and its obligations as guarantor under the Indenture were terminated.
Covenants
The following covenants and related definitions will apply to the notes:
Limitation on Debt.   As of each Reporting Date, our Debt will not exceed 65% of Total Assets.
Limitation on Secured Debt.   As of each Reporting Date, our Secured Debt will not exceed 50% of our Total Assets.
Fixed Charge Coverage Ratio.   For the four consecutive quarters ending on each Reporting Date, our ratio of Annualized EBITDA (as defined below) to Annualized Interest Expense (as defined below) will be at least 1.50 to 1.00.
Maintenance of Total Unencumbered Assets.   As of each Reporting Date, our Unencumbered Assets will not be less than 125% of our outstanding Unsecured Debt.
Merger, Consolidation or Sale.   We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:
•
either we will be the continuing entity or the successor entity will be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, premium, if any, and any interest on all of the Securities (as defined under the Indenture) and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

•
immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of a Subsidiary (as defined below) as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

•
an officer’s certificate and legal opinion covering these conditions is delivered to the Trustee.

Existence.   Except as described under “— Merger, Consolidation or Sale,” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its loss is not disadvantageous in any material respect to the holders of the notes.
Maintenance of Properties.   We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. Our obligations with respect to the maintenance of these properties is subject to our reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. We and our Subsidiaries will not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business.
Insurance.   We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property’s then full insurable value (subject to reasonable deductibles determined by us).
Payment of Taxes and Other Claims.   We will pay or discharge or cause to be paid or discharged, before the same become delinquent:
•
all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or upon any Subsidiary’s income, profits or property;

•
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; and

•
excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.   Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent permitted under the Exchange Act, we will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents required under Section 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which we would have been required to file those documents if we were subject to Section 13 or 15(d). We also will in any event within 15 days of each Required Filing Date:
•
transmit copies of the Financial Information by mail to all holders of Securities (as their names and addresses appear in the security register) without cost to the holders, and

•
file copies of the Financial Information with the Trustee.

If we are not permitted to file these documents with the Securities and Exchange Commission under the Exchange Act, we will supply copies of the documents to any prospective holder promptly upon written request.
The availability of the foregoing materials on the Securities and Exchange Commission’s website or on our website shall be deemed to satisfy the foregoing delivery obligations.
Definitions.   As used in this “Description of Notes,” the following defined terms have the meanings indicated:
“Annualized EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realized or unrealized gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualized basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period.
“Annualized Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortization of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four- quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four- quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period).
“Capitalization Rate” means 7.00%.
“Capitalized Value” means, as of any date, Annualized EBITDA divided by the Capitalization Rate.
“Debt” means: the Operating Partnership’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, and (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership’s balance sheet as a financing lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes (a) Intercompany Debt and (b) in the case of clause (iv) above, operating lease liabilities on the Operating Partnership’s balance sheet in accordance with generally accepted accounting principles.
“Intercompany Debt” means Debt to which the only parties are the Operating Partnership, Simon Property and any of our and Simon Property’s Subsidiaries or affiliates, but only so long as that Debt is held solely by any of the Operating Partnership, Simon Property and any Subsidiary or affiliate and, provided that, in the case of Debt owed by the Operating Partnership to any Subsidiary or affiliate, the Debt is subordinated in right of payment to the holders of the notes.
“Pro Rata Share” means any applicable figure or measure of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.
“Reporting Date” means March 31, June 30, September 30 and December 31 of each year.
“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of our property or the property of any Subsidiary.
“Stabilized Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilized when the Operating Partnership or its Subsidiaries or an unconsolidated joint venture in which the Operating Partnership or any Subsidiary has an interest has owned the asset as of at least six (6) Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilized four Reporting Dates after the earlier of (a) six (6) Reporting Dates after substantial completion of construction or development or (b) the first Reporting Date on which the asset is at least 90% leased.
“Subsidiary” means a corporation, partnership, joint venture, limited liability company or other entity, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or by one or more other Subsidiaries of the Operating Partnership and, for the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilized Assets, Capitalized Value; (ii) for all other assets of the Operating Partnership and its Subsidiaries, the Operating Partnership’s Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles; and (iii) the Operating Partnership’s Pro Rata Share of cash and cash equivalents; provided, that Total Assets excludes right-of-use assets associated with operating leases in accordance with generally accepted accounting principles.
“Unencumbered Annualized EBITDA” means Annualized EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt.
“Unencumbered Assets” as of any Reporting Date means our Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA and the denominator of which is Annualized EBITDA.
“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

Compliance with the covenants described in this prospectus supplement and with respect to the notes generally may not be waived by us, or by the Trustee, unless the holders of at least a majority in principal amount of all outstanding notes consent to the waiver.
Modification of the Indenture
Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all Outstanding Securities (as defined in the Indenture) affected by the modification or amendment (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Security affected thereby:
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change the stated maturity of the principal of, or premium or Make-Whole Amount, if any, on, or any installment of interest on, any Security (as defined in the Indenture);

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reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption or acceleration of the Security, or change the manner in which interest on the Security is calculated except as contemplated therein, or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any Security;

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change the place of payment or the coin or currency for payment of principal or premium, if any, or interest on any Security;

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Security;

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reduce the above-stated percentage in principal amount of Outstanding Securities, the consent of whose holders is necessary to modify or amend the Indenture, or to waive compliance with specified provisions of the Indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

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modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the Indenture may not be modified or waived without the consent of the holder of each affected Outstanding Security.

Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holder of Outstanding Securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under the Indenture;

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to add to our covenants for the benefit of the holders of any series of Securities or to surrender any right or power conferred upon us in the Indenture;

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to add Events of Default for the benefit of the holders of any series of Securities;

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to add or change any provisions of the Indenture to facilitate the issuance of or to liberalize certain terms of Securities in bearer form, or to permit or facilitate the issuance of Securities in uncertificated form, provided that the action shall not adversely affect the interests of the holders of Securities of any series in any material respect;

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to change or eliminate any provisions of the Indenture, provided that any change or elimination shall become effective only when the Outstanding Securities are not entitled to the benefit of that provision;

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to secure the Securities;

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to establish the form or terms of the Securities of any series;

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to provide for the acceptance of appointment under the Indenture by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee;

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to cure any ambiguity, defect or inconsistency in the Indenture, provided that the action is not inconsistent with the provisions of the Indenture and will not adversely affect the interests of holders of Securities of any series in any material respect;

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to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of Securities, provided that the action will not adversely affect the interests of the holders of the Securities of any series in any material respect; or

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to conform the terms of the Indenture or the notes of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those notes.

The Indenture provides that in determining whether the holders of the requisite principal amount of a series of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of those Securities, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (2) the principal amount of a Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for that Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such note of the amount determined as provided in (1) above) of that Security, (3)   the principal amount of an Indexed Security (as defined in the Indenture) that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (4) Securities owned by the Operating Partnership or any other obligor upon the Securities or any Subsidiary or affiliate of the Operating Partnership or of such other obligor shall be disregarded.
The Indenture contains provisions of convening meetings of the holders of Securities of a series issuable, in whole or in part, as bearer securities. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of holders of Securities of any series duly held in accordance with the Indenture will be binding on all holders of Securities of that series whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, then with respect to such action (and only such action) the persons holding or representing such specified percentage in principal amount of the Outstanding Securities of such series will constitute a quorum.
Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or the holders of that series and any other series:
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there will be no minimum quorum requirement for the meeting; and

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the principal amount of the Outstanding Securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Events of Default, Notice and Waiver
The term “Event of Default,” when used in this prospectus supplement with respect to the notes, means any one of the following events:
(1)   default in the payment of any interest on the notes when the interest becomes due and payable, and continuance of the default for a period of 30 days;
(2)   default in the payment of the principal of, or premium or Make-Whole Amount, if any, on, any note when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;
(3)   default in the performance or breach of any of our covenants in the Indenture (other than a covenant added to the Indenture solely for the benefit of another series of Securities issued under the Indenture) and continuance of the default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee, or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;
(4)   a default in the payment of an aggregate principal amount exceeding $50 million of any of our recourse indebtedness (however evidenced) or any recourse indebtedness of any Subsidiary which we have guaranteed or for which we are responsible or liable after the expiration of any applicable grace period with respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 30 days after there has been given, by registered or certified mail, to us by the Trustee, or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a “Notice of Default” under the Indenture; or
(5)   specific events of bankruptcy, insolvency or reorganization affecting us or certain Subsidiaries or any of their respective properties.
If an Event of Default under the Indenture with respect to the outstanding notes occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding notes may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the notes to be due and payable immediately by written notice thereof to us and to the Trustee, if given by the holders; provided, that in the case of an Event of Default as described in (5) above, acceleration is automatic. However, at any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding notes may, by written notice to us and the Trustee, rescind and annul the declaration and its consequences if:
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we have deposited with the Trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the notes, plus specified fees, expenses, disbursement and advances of the Trustee; and

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all Events of Default with respect to the notes, other than the non-payment of principal of, or premium or Make-Whole Amount, if any, or interest on the notes which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

The holders of a majority in principal amount of the notes may waive any past default with respect to the notes and its consequences, except a default:

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in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest payable on any note; or

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in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each note.

The Trustee will be required to give notice to the holders of the notes within 90 days of the occurrence of a default with respect to the notes under the Indenture unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of the notes of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on any notes, if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of the notice is in the interest of the holders; and provided further, that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to such holders until at least 90 days after the occurrence thereof.
The Indenture provides that no holder of notes may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of notes from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the notes on the respective due date thereof.
Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of notes then outstanding under the Indenture, unless such holders have offered to the Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee in respect of the notes. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of notes not joining therein and the Trustee may take any other action it deems proper not inconsistent with the direction given.
Within 120 days after the close of each fiscal year, we will be required to deliver to the Trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.
Discharge, Defeasance and Covenant Defeasance
We are permitted under the Indenture to discharge specific obligations to the holders of the notes of or within a series that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness on such notes in respect of principal, and premium, if any, and interest to the date of the deposit, if such notes have become due and payable, or to the Maturity Date or redemption date, as the case may be.
The Indenture also provides that upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in U.S. dollars at stated maturity, or Government Obligations, or both, applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium, if any, and interest on such notes on the scheduled due dates therefor, we may elect either:
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to defease and be discharged from any and all obligations with respect to the notes of or within a series other than the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of such notes and to hold moneys for payment in trust (“defeasance”); or

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to be released from our obligations under the covenants described above under “— Covenants,” with the exception of the covenant described in “— Covenants — Merger, Consolidation or Sale,” with respect to the notes of or within a series, and any omission to comply with these obligations shall not constitute an Event of Default with respect to such notes (“covenant defeasance”).

See “Description of Securities Being Offered — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.
A trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel, as specified in the Indenture, to the effect that the holders of the notes of or within a series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable United States federal income tax law occurring after the date of the Indenture.
“Government Obligations” means securities that are:
(1)   direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or
(2)   obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;
which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt; provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
If we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (3) under “Events of Default, Notice and Waiver” with respect to the related covenants, which covenants would no longer be applicable to such notes as a result of the covenant defeasance, the amount in U.S. dollars, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. We would remain liable, however, to make payment of the amounts due at the time of acceleration.
Governing Law
The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the notes will be as well.
Delivery and Form
The notes will be represented initially by one or more permanent notes in registered, global form without interest coupons (the “global notes”). These global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (the “depositary”) in New York, New York, and registered in the name of the depositary or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Except as set forth below, the global notes may be transferred, in whole and not in part, only to the depositary, a nominee of the depositary or to a successor of the depositary or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. The Trustee will act as registrar.
Book-Entry Procedures
The Depository Trust Company.   The depositary has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of the depositary only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of the depositary are recorded on the records of the participants and indirect participants.
The depositary also has advised us that pursuant to procedures established by it:
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upon deposit of the global notes, the depositary will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes; and

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ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the depositary with respect to participants or by participants and the indirect participants with respect to other owners of beneficial interest in the global notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments in respect of the principal of and premium and interest on a global note registered in the name of the depositary or its nominee will be payable by the paying agent to the depositary or its nominee in its capacity as the registered holder of a global note under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.
Consequently, neither we, the Trustee nor any agent of us or the Trustee have or will have any responsibility or liability for:
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any aspect of the depositary’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

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any other matter relating to the actions and practices of the depositary or any of its participants or indirect participants.

The depositary has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of the depositary. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of the depositary, the Trustee or us. Neither we nor the Trustee will be liable for any delay by the depositary or its participants in identifying the beneficial owners of the notes, and we and the Trustee may rely conclusively on and will be protected in relying on instructions from the depositary or its nominee as the registered owner of the global notes for all purposes.
If less than all of the global notes of a series is being redeemed, the depositary’s current practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

Interests in the global notes will trade in the depositary’s same-day funds settlement system, and secondary market trading activity in such interest will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the depositary and its participants. Transfers between participants in the depositary will be effective in accordance with the depositary’s procedures and will be settled in same-day funds.
The depositary has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given direction.
Clearstream.   Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the depositary for Clearstream.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or other affiliates.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.
Links have been established among the depositary, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.
Although the depositary, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as the depositary, and the depositary will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in the depositary. When notes are to be transferred from the account of a depositary participant to the account of a Clearstream Participant or a Euroclear Participant,

the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, depositary participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the depositary seller on the settlement date. As a result, to the depositary participant, a cross-market transaction will settle no differently than a trade between two depositary participants.
When a Clearstream or Euroclear participant wishes to transfer notes to a depositary participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the depositary, Clearstream and Euroclear and their book- entry systems has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy or completeness thereof. None of us, the underwriters or the Trustee will have any responsibility for the performance by the depositary, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Book-Entry Notes for Certificated Notes
A global note is exchangeable for definitive notes in registered certificated form of the same series:
•
if the depositary:

•
notifies us that it is unwilling or unable to continue as depositary for the global note and we thereupon fail to appoint a successor depositary within 90 days after this notice; or

•
has ceased to be a clearing agency registered under the Exchange Act;

•
upon the occurrence and continuance of an Event of Default under the Indenture in respect of the notes; or

•
if we, at our option and subject to the procedures of the depositary, notify the Trustee in writing that we elect to cause issuance of such notes in certificated form.

In addition, beneficial interests in a global note may be exchanged for certificated notes of the same series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the depositary in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued of the same series in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

UNDERWRITING (CONFLICTS OF INTEREST)
BNP Paribas Securities Corp., Citigroup Global Markets Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Notes
BNP Paribas Securities Corp.	$
Citigroup Global Markets Inc.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.
Total	$
The underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and other selling terms for the notes.
The following table shows the underwriting discount that we have agreed to provide to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by Us
Per note	%
The expenses of this offering, excluding the underwriting discount, are estimated at approximately $        and will be paid by us.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that an active public trading market for the notes will develop or be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions
In connection with this offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include overallotment, syndicate covering transactions and stabilizing transactions. Overallotment involves syndicate sales of notes in excess of the principal amount of the notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of notes in the open market after the distribution of the notes has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of such notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.
Extended Settlement
We expect that the delivery of the notes will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the      business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+  ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to such date should consult their advisors.
Conflicts of Interest
As outlined in the “Use of Proceeds” section of this prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes including to repay all or part of our outstanding unsecured debt. We have not yet determined that we will use the net proceeds from this offering to repay such outstanding unsecured debt and, in the event we do make such a determination, we have not allocated specifically which outstanding unsecured debt we may repay. To the extent any of the underwriters or their affiliates own any of the indebtedness being repaid, such underwriters or their affiliates may receive more than 5% of the proceeds from this offering (not including the underwriting discount). In such event, such underwriters would have a “conflict of interest” pursuant to FINRA Rule 5121. However, because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have performed, and expect in the future to perform, investment banking and advisory services for which they have received, and may continue to receive, customary fees and expenses, and affiliates of the underwriters have performed, and expect in the future to perform, commercial lending services, for us and our affiliates from time to time.
Affiliates of certain of the underwriters are lenders under various financial arrangements extended to us or our affiliates, including our $5.0 billion senior unsecured revolving credit facility and our $3.5 billion unsecured revolving credit facility.

Further, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/ 1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Simon Property Group, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No. 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Simon Property Group, L.P. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8)of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom; or (iii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Simon Property Group, L.P.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents and/or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion

Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other document and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.
Notice to Prospective Investors in France
Neither this prospectus supplement or any other offering material relating to the notes described in this prospectus supplement nor the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold, and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement or any other offering material relating to the notes nor the accompanying prospectus has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Génerál) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, the “FIEA”) on the grounds that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than other QIIs. Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except as a private placement pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been or will be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(1)   to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(2)   where no consideration is or will be given for the transfer;
(3)   where the transfer is by operation of law;
(4)   as specified in Section 276(7) of the SFA; or
(5)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document.
The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

LEGAL MATTERS
The validity of the notes and certain U.S. federal income tax matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Simon Property Group, L.P.’s internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
SIMON PROPERTY GROUP, L.P.
Debt Securities
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a “shelf” registration or continuous offering process. We may offer the non-convertible debt securities described in this prospectus in one or more offerings. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.
You should read carefully both this prospectus and any prospectus supplement or other offering material before you make a decision to invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 23, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov.
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us, our affiliates and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.
WHO WE ARE
We are a majority-owned operating partnership subsidiary of Simon Property Group, Inc. (“Simon Property”), which has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Simon Property’s common stock is listed on the New York Stock Exchange under the symbol “SPG.”
We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, and The Mills®. As of December 31, 2023, we owned or held an interest in 195 income producing properties in the United States, which consisted of 93 malls, 69 Premium Outlets, 14 Mills, six lifestyle centers, and 13 other retail properties in 37 states and Puerto Rico. We also own an 84% noncontrolling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 24 regional, super-regional, and outlet malls in the United States and Asia. Internationally, as of December 31, 2023, we had ownership interests in 35 Premium Outlets and Designer Outlet properties primarily located in Asia, Europe and Canada. As of December 31, 2023, we also owned a 22.4% equity stake in Klépierre SA, or Klépierre, a publicly traded, Paris based real estate company, which owns, or has an interest in, shopping centers located in 14 countries in Europe. We also own investments in retail operations (J.C. Penney and SPARC Group); an intellectual property and licensing venture (Authentic Brands Group, LLC, or ABG); an e-commerce venture (Rue Gilt Groupe, or RGG), and Jamestown (a global real estate investment and management company), collectively, our other platform investments.
We were formed on November 18, 1993 as a Delaware limited partnership. Simon Property is our sole general partner. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not a part of, or incorporated by reference into, this prospectus.
If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

In this prospectus, the “Operating Partnership” and the terms “we,” “us” and “our” refer to Simon Property Group, L.P. and its subsidiaries. “Simon Property” refers specifically to our sole general partner, Simon Property Group, Inc.
USE OF PROCEEDS
We expect to use the net proceeds from the sale of debt securities for general business purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general business purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF SECURITIES BEING OFFERED
The securities offered by this prospectus will be debt securities issued under an Indenture dated as of November 26, 1996, or the Indenture, among us, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate, as guarantor. The former affiliate was subsequently merged into the Operating Partnership.
As used in this prospectus, “debt securities” means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.
We have summarized material terms and provisions of the Indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture. We have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. We have included a copy of the Indenture as an exhibit to our registration statement relating to the debt securities. See “Where You Can Find More Information.”
The debt securities will not be convertible into or exchangeable for any capital stock of Simon Property or any equity interest in us.
Terms of the Debt Securities
The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in a resolution of the board of directors of our general partner or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or “reopen” a previous series of debt securities and issue additional debt securities of that series. (Section 301). The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.
The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:
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the title of the debt securities;

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the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount that we may subsequently issue;

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the percentage of the principal amount at which the debt securities will be issued;

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the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

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the date or dates on which the principal of the debt securities will be payable, or the manner in which the payment date or dates will be determined;

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whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

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the interest rate or the manner in which the interest rate is determined,

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the date or dates from which any interest will accrue, or the method for determining such date or dates,

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the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months,

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the record dates and interest payment dates for the debt securities, or the method(s) of determining such dates, and

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the first interest payment date.

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the places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

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any provision that would obligate or permit us to repurchase, redeem or repay some or all of the debt securities, including any sinking fund requirements;

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the redemption period or periods, redemption price or prices and the terms and conditions upon which the debt securities may be redeemed, if any;

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whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

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whether the debt securities will be issued in certificated or book-entry form, and the identity of the depositary for debt securities issued in book-entry form;

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whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

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the applicability, if any, of the defeasance and covenant defeasance options described under “— Discharge, Defeasance and Covenant Defeasance” and any modifications of these provisions;

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whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and, if so, whether we have the option to redeem the affected debt securities rather than pay the additional amounts;

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with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control),

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the possible effects of such provisions on the market price of the debt securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other applicable securities laws in connection with these provisions,

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whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on the debt securities may be effectively subordinated, and

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the existence of any limitation on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

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any other material terms of the debt securities.

You should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.
One or more series of debt securities may provide that if their maturity is accelerated, the amount due and payable will be less than their stated principal amount. These are referred to as “Original Issue Discount Securities”. The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.
Denominations, Interest, Registration and Transfer
We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.
Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $1,000 and any integral multiple thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof. Debt securities in global form may be issued in any denomination. (Section 302).
Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 311 S Wacker Drive, Suite 6200B Chicago, IL 60606. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. (Sections 301, 307 and 1002). Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See “— Global Securities.”
You may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable prospectus supplement. You may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange. (Section 305).
We are not required and the trustee is not required:
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to issue or register the transfer or exchange of any debt security, or portion of a registered debt security, selected for redemption; or

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to issue or register the transfer or exchange of any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

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to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

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to issue or register the transfer or exchange of any debt security, in whole or in part, surrendered for repayment at the option of the holder. (Section 305).

Ranking
The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, and the debt securities will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender’s mortgage and to claims of creditors of our subsidiaries to the extent of the assets of those subsidiaries. Subject to specified limitations in the Indenture and as described below under “— Covenants,” the Indenture permits us to incur additional secured and unsecured indebtedness.
Except as described below under “— Covenants — Merger, Consolidation or Sale,” the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of:
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a highly leveraged or similar transaction involving us or any of our affiliates;

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a change of control; or

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a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its status as a REIT, however, may act to prevent or hinder a change of control.
No Guarantee by Predecessor Operating Partnership
The Indenture indicates that a predecessor operating partnership subsidiary of Simon Property that had the same name as us would guarantee the payment of any securities issued under the Indenture. Effective December 31, 1997, this predecessor operating partnership was merged into us. As a result, we acquired all of the assets and partnership interests it previously owned and its obligations as guarantor under the Indenture were terminated.
Covenants
The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:
Merger, Consolidation or Sale
We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:
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either we will be the continuing entity or the successor entity will be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, premium, if any, and any interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

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immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of a Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

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an officer’s certificate and legal opinion covering these conditions is delivered to the trustee. (Section 801 and 803).

Existence
Except as described under “— Merger, Consolidation or Sale,” above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its loss is not disadvantageous in any material respect to the holders of the debt securities. (Section 1006).
Maintenance of Properties
We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. Our obligations with respect to the maintenance of these properties is subject to our reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. We and our Subsidiaries will not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business. (Section 1007).
Insurance
We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property’s then full insurable value (subject to reasonable deductibles determined by us). (Section 1008).

Payment of Taxes and Other Claims
We will pay or discharge or cause to be paid or discharged, before the same become delinquent:
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all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or upon any Subsidiary’s income, profits or property; and

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all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1009).
Provision of Financial Information
Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, and to the extent permitted under the Exchange Act, we will file with the SEC the annual reports, quarterly reports and other documents required under Section 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which we would have been required to file those documents if we were subject to Section 13 or 15(d). We also will in any event within 15 days of each Required Filing Date:
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transmit copies of the Financial Information by mail to all holders of debt securities (as their names and addresses appear in the security register) without cost to the holders, and

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file copies of the Financial Information with the trustee.

If we are not permitted to file these documents with the SEC under the Exchange Act, we will supply copies of the documents to any prospective holder promptly upon written request. (Section 1010).
Waiver; Additional Covenants
Compliance with the covenants described in this prospectus and with respect to the debt securities generally may not be waived by us, or by the trustee, unless the holders of at least a majority in principal amount of all outstanding debt securities consent to the waiver.
Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.
Modification of the Indenture
Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities (as defined in the Indenture) affected by the modification or amendment (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
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change the stated maturity of the principal of, or premium, if any, on, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the debt security or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt securities;

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change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the debt securities;

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities on or after the stated maturity of any debt security;

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reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture, for any waiver with respect to the debt securities, or to waive compliance with specified provisions of the Indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or
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modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the Indenture may not be modified or waived without the consent of the holder of each affected outstanding debt security. (Section 902).

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right to waive compliance by us with covenants relating to those debt securities in the Indenture. (Section 1013).
Modifications and amendments of the Indenture may be permitted to be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under the Indenture;

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to add to our covenants for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

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to add Events of Default for the benefit of the holders of any series of debt securities;

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to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

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to change or eliminate any provisions of the Indenture, provided that any change or elimination shall become effective only when the outstanding debt securities are not entitled to the benefit of that provision;

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to secure the debt securities;

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to establish the form or terms of the debt securities of any series;

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to provide for the acceptance of appointment under the Indenture by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

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to cure any ambiguity, defect or inconsistency in the Indenture, provided that the action is not inconsistent with the provisions of the Indenture and will not adversely affect the interests of holders of debt securities of any series in any material respect; or

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to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of a series of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of those debt securities, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in (1) above) of that debt security, (3) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (4) securities owned by the Operating Partnership or any other obligor upon the securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded. (Section 101).

The Indenture contains provisions of convening meetings of the holders of debt securities of a series issuable, in whole or in part, as bearer securities. (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, then with respect to such action (and only such action) the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. (Section 1504).
Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of that series and any other series:
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there will be no minimum quorum requirement for the meeting; and

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the principal amount of the outstanding debt securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504).

Events of Default, Notice and Waiver
Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term “Event of Default,” when used in this prospectus and the Indenture means any one of the following events:
(1)   default in the payment of any interest upon the debt securities when the interest becomes due and payable, and continuance of the default for a period of 30 days;
(2)   default in the payment of the principal of, or premium, if any, on, any debt security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;
(3)   default in making a required sinking fund payment, if any;
(4)   default in the performance of any of our covenants in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture) and continuance of the default for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities, a written notice specifying the default and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;
(5)   a default in the payment of an aggregate principal amount exceeding $30 million of any of our recourse indebtedness (however evidenced) after the expiration of any applicable grace period with respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a “Notice of Default” under the Indenture;
(6)   specific events of bankruptcy, insolvency or reorganization affecting us or certain Subsidiaries or any of their respective properties; or
(7)   any other Event of Default provided with respect to a particular series of debt securities issued under the Indenture. (Section 501).
If an Event of Default under the Indenture with respect to the debt securities at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the debt securities to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders; provided, that in the case of an Event of Default described in clause (6) above, acceleration is automatic. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities may, by written notice to us and the trustee, rescind and annul the declaration and its consequences if:
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we have deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities, plus specified fees, expenses, disbursement and advances of the trustee; and

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all Events of Default with respect to the debt securities, other than the non-payment of principal of, or Make-Whole Amount, if any, or interest on the debt securities which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502).

The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default with respect to such series and its consequences, except a default:
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in the payment of the principal of, or premium, if any, or interest payable on any debt security of that series; or

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in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each debt security of the affected series. (Section 513).

The trustee will be required to give notice to the holders of the debt securities within 90 days of the occurrence of a default under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders. (Section 601).
The Indenture provides that no holder of debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the due date thereof. (Sections 507 and 508).
Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of debt securities then outstanding under the Indenture, unless the holders have offered to the trustee reasonable security or indemnity. (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities not joining therein and the trustee may take any other action it deems proper and not inconsistent with the direction given. (Section 512).
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof. (Section 1011).
Discharge, Defeasance and Covenant Defeasance
We are permitted under the Indenture to discharge specific obligations to the holders of the debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee, in trust, funds in the currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest to the date of the deposit, if the debt securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be. (Section 401).
The Indenture also provides that we may elect either:
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to defease and be discharged from any and all obligations with respect to the debt securities other than the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“defeasance”); or

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to be released from our obligations with respect to the debt securities and any other covenant, and any omission to comply with these obligations shall not constitute an Event of Default with respect to the debt securities (“covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the scheduled due dates therefor. (Sections 1402 and 1404). If either of these options are available to us with respect to a specific series of debt securities, we will indicate it in the prospectus supplement relating to that series of debt securities. Unless the prospectus supplement relating to that series of debt securities provides otherwise, the terms of the defeasance option and the covenant defeasance option will be as described in this section.
A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel, as specified in the Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Section 1404).
“Government Obligations” means securities that are:
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direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

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obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.
Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to any series of debt securities:
•
the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

•
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into a currency, currency unit or composite currency in which that debt security becomes payable as a result of such election or such Conversion Event based upon the applicable market exchange rate. (Section 1405).

“Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency unit (or composite currency) other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.
If we effect covenant defeasance with respect to any debt securities and these debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to Sections 1006 to 1010, inclusive, of the Indenture, which sections would no longer be applicable to the debt securities as a result of the covenant defeasance, or described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Default. We would remain liable, however, to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement may describe further the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.
Concerning the Trustee
The Indenture provides that there may be more than one trustee with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will administer separate trusts under the Indenture, and, except as otherwise indicated by the Indenture, any action to be taken by a trustee with respect to one or more series of debt securities may be taken only by the trustee for that series. (Section 609).

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.
Governing Law
The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of debt securities issued by us, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to holders of debt securities offered by this prospectus may be provided in the prospectus supplement that relates to those debt securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the debt securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the debt securities.
This discussion is limited to holders who hold the debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or former long-term residents of the United States;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding the debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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real estate investment trusts or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell the debt securities under the constructive sale provisions of the Code; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the debt securities being taken into account in an applicable financial statement (as defined in the Code).

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP

AND DISPOSITION OF THE DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a debt security that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the debt securities will be issued without original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will generally equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security decreased by any payment on the debt security other than a payment of stated interest. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a debt security or receives proceeds from the sale or other taxable disposition of a debt security (including a redemption or retirement of a debt security). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
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the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the holder furnishes an incorrect taxpayer identification number;

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the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Consequences Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a debt security that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
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the Non-U.S. Holder does not, actually or constructively, own 10% or more of our capital or profits;

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the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

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either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest”) unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a debt security (including a retirement or redemption of the debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of a debt security paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a debt security paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a debt security. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a debt security on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the debt securities.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of each issue of the debt securities offered will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Simon Property Group, L.P.’s internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES
Pursuant to our partnership agreement and the charter and by-laws of Simon Property, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to “incorporate by reference” the information we file with them, which means:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

Our Exchange Act filing number is 001-36110.
The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the applicable offering of securities is otherwise terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2023.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, Indiana 46204, Attention: Investor Relations (317) 685-7330.

$
SIMON PROPERTY GROUP, L.P.
% Notes Due 2034

PROSPECTUS SUPPLEMENT
           , 2024
Joint Book-Running Managers
BNP PARIBAS
Citigroup
PNC Capital Markets LLC
US Bancorp